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                                  [LETTERHEAD]




                                February 10, 2000                    60871-0001

PartsBase.com, Inc.
7171 N. Federal Highway, Suite 100
Boca Raton, Florida 33487

               Re: PartsBase.com, Inc. (the "Company") Registration Statement For Offering of Common Stock, no par value ("Common Stock")

Gentlemen:

     At your request, we have examined the Registration Statement on Form S-1, as amended, Registration No. 333-94337 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of (i) 3,000,000 shares of Common Stock for sale by the Company (the "Company Stock"), and (ii) 450,000 shares of Common Stock that may be sold by the Company upon exercise of the underwriters' over-allotment option (the "Over-Allotment Stock"), and (iii) 1,336,250 shares of Common Stock for resale by certain selling stockholders that is not being underwritten in the initial public offering by the Company contemplated by the Registration Statement (the "Selling Stockholder Stock"). We are familiar with the actions taken and proposed to be taken by the Company in connection with the authorization and proposed issuance and sale of the Company Stock and the Over-Allotment Stock. The Company Stock, the Over-Allotment Stock and the Selling Stockholder Stock are sometimes collectively referred to herein as the "Registered Stock."

     It is our opinion that when the Registration Statement has become effective under the Act, subject to said actions being duly taken and completed by you as now contemplated prior to the issuance of the Company Stock and the Over-Allotment Stock and subject to the appropriate qualification of the Registered Stock by the appropriate authorities of the various states in which the Registered Stock will be sold, (i) the Company Stock and the Over-Allotment Stock will, upon the issuance and the sale thereof in the manner referred to in the Registration Statement, be legally issued, fully paid and non-assessable,
(ii) the Selling Stockholder Stock will, upon the sale thereof by the selling stockholders in the manner referred to in the Registration Statement, be legally issued, fully-paid and non-assessable.

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JEFFER, MANGELS, BUTLER & MARMARO LLP

PartsBase.com, Inc.
February 10, 2000
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     We hereby consent to the use of this opinion as an exhibit to the
Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus which is a part thereof.

                             Respectfully submitted,

                    /s/ Jeffer, Mangels, Butler & Marmaro LLP